Exhibit 10.7

PROMISSORY NOTE

$149,800.00	October ___, 2011

FOR VALUE RECEIVED, Audioeye, Inc., a Delaware corporation, (the “Borrower”) promises to pay to the order of the Maryland Technology Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland (“TEDCO”), the principal sum of One Hundred Forty-Nine Thousand Eight Hundred and 00/100 Dollars ($149,800.00) (the “Loan”) without interest but with any other sums that may be owed to TEDCO by the Borrower pursuant to this Promissory Note (the “Note”). The following terms shall apply to this Note.

1.	Repayment.

 (a)           Beginning on the first day of November, 2011, and continuing on the same day of each succeeding month thereafter until either the date upon which the Borrower raises an aggregate amount of new capital totaling $2,500,000.00 or until the principal balance due hereunder and any other amounts outstanding hereunder are paid in full, whichever shall first occur (the “Maturity Date”), the Borrower shall repay the Loan in equal consecutive monthly installments of Two Thousand and 00/100 Dollars ($2,000.00).

(b)           The Borrower shall pay any remaining principal balance, with any other amounts outstanding hereunder, on the Maturity Date.

2.           Late Payment Charge.  If any payment due hereunder is not received by TEDCO within 15 calendar days after its due date, TEDCO may require the Borrower to pay a late payment charge equal to five percent of the amount then due.

3.           Application of Payments.  TEDCO shall apply all payments made under this Note first to principal, and then to late charges, fees, or other sums owed to TEDCO, or in any other order that TEDCO determines in its sole discretion.

4.           Prepayment.  The Borrower may prepay this Note in whole or in part at any time without premium or penalty.  TEDCO shall apply any voluntary prepayment first to late charges and fees, and then to principal, or in any other order that TEDCO determines in its sole discretion.

5.           Place of Payment.  All payments due under this Note, and any prepayments, shall be made during regular business hours to: Maryland Technology Development Corporation, 5565 Sterrett Place- Suite 214, Columbia, Maryland 21044, or to any other place that TEDCO may designate in writing, and shall be made in immediately available funds in a manner acceptable to TEDCO.

6.           Default.  The failure of the Borrower to pay TEDCO when due any and all amounts payable under the terms of this Note shall constitute a default (a “Default”) under the terms of this Note.

7.           Acceleration.  Upon a Default, TEDCO, in its sole discretion and without further notice or demand, may declare the entire unpaid principal balance of this Note plus all other sums due under this Note to be immediately due and payable and may exercise all rights and remedies available to it.

8.           Confession of Judgment.  Upon a Default, the Borrower authorizes the clerk or any attorney of any court of record to appear for it and enter judgment by confession, without prior notice or opportunity for prior hearing, for the principal balance then outstanding under this Note, together with court costs and attorneys’ fees not to exceed 15% of the sum of the amount then outstanding.  The Borrower waives and releases, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and extension upon any levy on real estate or personal property to which the Borrower may otherwise be entitled under any law.  The authority to appear for and enter judgment against the Borrower may be exercised on one or more occasions, and shall not be extinguished by any judgment entered pursuant thereto.  This authority may be exercised in the same or different jurisdictions, as often as TEDCO determines to be necessary or desirable.

9.           Consent to Jurisdiction.  The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any proceeding arising out of or relating to this Note.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the setting of venue of any proceeding brought in any such court and any claim that any proceeding brought in any such court was brought in an inconvenient forum.

10.           Service of Process.  The Borrower hereby consents to process being served in any proceeding instituted in connection with this Note by the mailing of a copy by certified mail, postage prepaid, return receipt requested, to the Borrower at the following address: 9070 S. Rita Road, Suite 1450, Tucson, Arizona 85747.  Nothing in this Note shall affect TEDCO’s right to serve process in any other manner permitted by law.

11.             Notices.  Any notice or other communication to the Borrower shall be deemed to have been properly given when delivered in accordance with Section 10 above.

12.             Expenses of Collection.  If this Note is referred to an attorney for collection after a Default, the Borrower shall pay all costs of collection, including an attorney's fee equal to 15% of the sum of the principal balance then outstanding hereunder.

13.             Subsequent Holder.  TEDCO may pledge, transfer, or assign this Note.  Any pledge, transfer or assignment of rights shall also apply to any renewals, extensions, or modifications.  A transferee, pledgee, or assignee shall have the same rights as TEDCO with respect to this Note.

14.             Waiver of Protest.  The Borrower and all other parties to this Note, including any maker, endorser, or guarantor, waive presentment, notice of dishonor, and protest.

15.             Choice of Law; Modifications; Cumulative Rights; Extensions of Maturity.

(a)           This Note shall be governed by the laws of the State of Maryland.

(b)           No modification or amendment of this Note shall be effective unless in writing signed by TEDCO and the Borrower, and any modification or amendment shall apply only with respect to the specific instance involved.

(c)           No waiver of any provision of this Note shall be effective unless in writing signed by TEDCO.  Any waiver shall apply only with respect to the specific instance involved.

(d)           By accepting partial payment of any amount due under this Note, TEDCO does not waive the right either to require prompt payment when due of all other amounts due under this Note or to exercise any rights and remedies available to it in order to collect all other amounts due under this Note.

(e)           Each right and remedy of TEDCO under this Note or under law shall be cumulative and concurrent, and the exercise of any one of them shall not preclude the simultaneous or later exercise of any other.

(f)           No failure or delay by TEDCO to insist upon the strict performance of any provision of this Note, or to exercise any right or remedy consequent upon a breach of any provision, shall constitute a waiver of any provision or preclude TEDCO from exercising any such right or remedy.

16.           Illegality.  If any provision of this Note is found to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if the invalid, illegal, or unenforceable provision had never been part of this Note, but only to the extent it is invalid, illegal, or unenforceable.

IN WITNESS WHEREOF, the undersigned executes this Note under seal as Borrower on the above written date.

WITNESS:	BORROWER:

Audioeye, Inc.

____________________________________________	By: ____________________________________________ (SEAL)
Name: _______________________________________	Name: __________________________________________
Title: ___________________________________________

STATE OF ________________, COUNTY OF ________________:

On this ___ day of October, 2011, before me, the undersigned Notary Public, personally appeared _________________, who acknowledged him/herself to be the _____________ of Audioeye, Inc., a Delaware corporation and, being authorized to do so and in that capacity, he/she executed this document for the purposes therein contained.

AS WITNESS my hand and Notarial Seal.

___________________________________
Notary Public

My Commission expires: ____________